
IES
Electrical and Communications Services

Integrated Electrical Services, Inc.
4th Quarter and Fiscal Year ended September 30, 2010

Conference Call December 15, 2010

Michael J. Caliel, President & CEO
Terry Freeman, SVP & CFO
Karen Roan, DRG&L

IES We power progress

Safe Harbor

- Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales and operating income; potential defaults under credit facility and term loan; cross defaults under surety agreements; potential depression of stock price triggered by the potential sale of controlling interest or the entire company as a result of controlling stockholder's decision to pursue a disposition of its interest in the company; fluctuations in operating results because of downturns in levels of construction; delayed project start dates and project cancellations resulting from adverse credit and capital market conditions that affect the cost and availability of construction financing; delayed payments resulting from financial and credit difficulties affecting customers and owners; inability to collect moneys owed because of the depressed value of projects and the ineffectiveness of liens; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry, both from third parties and former employees; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing SG&A to match lowered revenues; loss of key personnel; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and failure to recognize revenue from work that is yet to be performed on uncompleted contracts and/or from work that has been contracted but not started due to changes in contractual commitments.

- You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2010, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise information concerning its restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

- Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

- General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

We power progress

Q4 Highlights

- 4th Quarter results disappointing
  - Ongoing weakness in end markets
  - Projects delayed, deferred, or canceled
- Aggressive cost management actions to flex cost base in line with expected volumes
- Backlog at $246 million at September 30th – improvement in opportunity pipeline
- Significant new project awards in key markets

IES® We power progress

Financial Highlights

($ Thousands)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Year Ended September 30, 2010	Year Ended September 30, 2009
Revenues	$ 111,361	$ 153,400	$ 460,633	$ 665,997
Cost of services	103,465	133,281	404,140	556,469
Gross Profit	7,896	20,119	56,493	109,528
	7.1%	*13.1%*	*12.3%*	*16.4%*
SG&A	18,845	25,660	84,920	108,328
	16.9%	*16.7%*	*18.4%*	*16.3%*
Restructuring and other (gains) / charges	(9)	3,567	589	6,942
Operating Income	(10,940)	(9,108)	(29,016)	(5,742)
	-9.8%	*-5.9%*	*-6.3%*	*-0.9%*
Net loss	(11,555)	(11,809)	(32,147)	(11,820)
Diluted Earnings per share	$ (0.80)	$ (0.82)	$ (2.23)	$ (0.82)

IES We power progress

Communications

($ Thousands)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Year Ended September 30, 2010	Year Ended September 30, 2009
Revenues	22,165	20,886	79,344	78,724
Gross profit	3,305	3,539	13,853	11,856
%	*14.9%*	*16.9%*	*17.5%*	*15.1%*
Selling, general and administrative	2,517	1,754	7,983	6,643
%	*11.4%*	*8.4%*	*10.1%*	*8.4%*
Restructuring charge	8	44	16	138
Operating income	788	1,720	5,862	5,075
%	*3.6%*	*8.2%*	*7.4%*	*6.4%*

Residential

($ Thousands)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Year Ended September 30, 2010	Year Ended September 30, 2009
Revenues	27,463	40,539	116,012	157,521
Gross profit	4,101	9,328	23,542	36,778
%	*14.9%*	*23.0%*	*20.3%*	*23.3%*
Selling, general and administrative	5,050	7,816	23,685	33,519
%	*18.4%*	*19.3%*	*20.4%*	*21.3%*
Restructuring charge	(26)	652	-	2,662
Operating income (loss)	(946)	823	(166)	560
%	*-3.4%*	*2.0%*	*-0.1%*	*0.4%*

IES We power progress

Commercial & Industrial

($ Thousands)

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009	Year Ended September 30, 2010	Year Ended September 30, 2009
Revenues	61,733	91,954	265,277	429,752
Gross profit	490	7,138	19,098	60,894
%	*0.8%*	*7.8%*	*7.2%*	*14.2%*
Selling, general and administrative	8,548	12,711	39,083	51,943
%	*13.8%*	*13.8%*	*14.7%*	*12.1%*
Restructuring charge	109	2,597	698	3,219
Operating income (loss)	(8,043)	(7,655)	(20,559)	6,247
%	*-13.0%*	*-8.3%*	*-7.8%*	*1.5%*

IES We power progress

Backlog

($ Millions)



241
237
251
259
246
Sep-09
Dec-09
10-Mar
10-Jun
10-Sep

IES We power progress

Q4 2010 Balance Sheet and Other Highlights

($ Thousands)

	September 30, 2010	June 30, 2010	September 30, 2009
Cash	32,924	30,725	64,174
Current Assets	168,956	162,618	221,270
Current Liabilities	85,716	69,078	99,706
Working Capital	83,240	93,540	121,564
Total Debt	11,256	11,898	28,687
Total Equity	101,581	112,841	132,548
Backlog	245,505	259,285	240,548
Liquidity	45,612	40,313	76,695

IES We power progress

Summary

- Continue to deliver exceptional safety performance
- Aggressive cost management actions to flex cost base in line with expected volumes
- Strengthened operational leadership
- $8.5 million improvement in Multi-family backlog
- Focus on strengthening core portfolio of electrical and communications businesses